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                                                                    EXHIBIT 23.2


                   [LETTERHEAD OF RYDER SCOTT COMPANY, L.P.]



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



We hereby consent to the use of our name in this Registration Statement on Form S-4 under the heading "Independent Petroleum Engineers." We further consent to the incorporation by reference of our estimates of reserves and the present value of future net reserves included in such Registration Statement.



                                        /s/ RYDER SCOTT COMPANY, L.P.

                                        RYDER SCOTT COMPANY, L.P.


Houston, Texas
April 24, 2001